Exhibit 99.1

PRESS RELEASE – FOR IMMEDIATE RELEASE

OMEGA ANNOUNCES EXPIRATION OF REGISTERED EXCHANGE OFFER

FOR 4.50% Senior Notes due 2025

HUNT VALLEY, MARYLAND – July 17, 2015 – Omega Healthcare Investors, Inc. (NYSE:OHI) announced today that its offer to exchange any and all of its outstanding $250 million of 4.50% Senior Notes due 2025 that were issued in a private placement on September 11, 2014, for $250 million of 4.50% Senior Notes due 2025 that have been registered under the Securities Act of 1933, as amended, expired at 5:00 p.m., New York City time, on Friday, July 17, 2015.

Omega has been advised that tenders with respect to all of the $250 million aggregate principal amount of the private notes were received prior to the expiration of the exchange offer. Omega expects to complete the exchange offer and issue the registered notes in exchange for the private notes on or about July 23, 2015, subject to certain customary conditions.

This press release does not constitute an offer to exchange, purchase or sell or a solicitation of an offer to exchange, purchase or sell, and shall not constitute an offer, solicitation or sale in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful.

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Omega Healthcare Investors, Inc. is a real estate investment trust investing in and providing financing to the long-term care industry.

FOR FURTHER INFORMATION, CONTACT

Bob Stephenson, CFO at (410) 427-1700

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200 International Circle Suite 3500 Hunt Valley, MD 21030 Phone: 410-427-1700 Fax: 410-427-8800

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements regarding Omega’s or its tenants’, operators’, borrowers’ or managers’ expected future financial condition, results of operations, cash flows, funds from operations, dividends and dividend plans, financing opportunities and plans, capital markets transactions, business strategy, budgets, projected costs, operating metrics, capital expenditures, competitive positions, acquisitions, investment opportunities, dispositions, merger integration, growth opportunities, expected lease income, continued qualification as a REIT, plans and objectives of management for future operations and statements that include words such as “anticipate,” “if,” “believe,” “plan,” “estimate,” “expect,” “intend,” “may,” “could,” “should,” “will” and other similar expressions are forward-looking statements. These forward-looking statements are inherently uncertain, and actual results may differ from Omega’s expectations. Omega does not undertake a duty to update these forward-looking statements, which speak only as of the date on which they are made.

Omega’s actual results may differ materially from those reflected in such forward-looking statements as a result of a variety of factors, including, among other things: (i) uncertainties relating to the business operations of the operators of Omega’s properties, including those relating to reimbursement by third-party payors, regulatory matters and occupancy levels; (ii) regulatory and other changes in the healthcare sector; (iii) changes in the financial position of Omega’s operators; (iv) the ability of any of Omega’s operators in bankruptcy to reject unexpired lease obligations, modify the terms of Omega’s mortgages and impede the ability of to collect unpaid rent or interest during the pendency of a bankruptcy proceeding and retain security deposits for the debtor's obligations; (v) the availability and cost of capital; (vi) changes in Omega’s credit ratings and the ratings of its debt securities; (vii) competition in the financing of healthcare facilities; (viii) Omega’s ability to maintain its status as a REIT; (ix) Omega’s ability to manage, re-lease or sell any owned and operated facilities; (x) Omega’s ability to sell closed or foreclosed assets on a timely basis and on terms that allow Omega to realize the carrying value of these assets; (xi) the effect of economic and market conditions generally, and particularly in the healthcare industry; (xii) risks relating to the integration of Aviv’s operations and employees into Omega and the possibility that the anticipated synergies and other benefits of the combination with Aviv will not be realized or will not be realized within the expected timeframe; and (xiii) other factors identified in Omega’s filings with the Securities and Exchange Commission. Statements regarding future events and developments and Omega’s future performance, as well as management's expectations, beliefs, plans, estimates or projections relating to the future, are forward looking statements. Omega undertakes no obligation to update any forward-looking statements contained in this announcement.